UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

PERCEPTION CAPITAL CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40639	98-1592069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3109 W 50th St, #207 Minneapolis, MN	55410
(Address of principal executive offices)	(Zip Code)

(212) 380-5605
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PFTAU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	PFTA	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PFTAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, during June 2024, Perception Capital Corp. III (the “Company”) and Perception Capital Partners IIIA LLC (the “Sponsor”) entered into one or more agreements (“Non-Redemption Agreements”) with one or more third parties in exchange for them agreeing not to redeem shares of the Company’s Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”), sold in its initial public offering (“Non-Redeemed Shares”) at the extraordinary general meeting in lieu of an annual meeting called by the Company (the “Extraordinary General Meeting”) to approve an extension of time for the Company to consummate an initial business combination from July 23, 2024 to April 23, 2025, or such earlier date as may be determined by the Company’s board of directors to be in the best interests of the Company (such later date, the “Extended Date”). In exchange for the foregoing commitments not to redeem such shares, (i) the Company has agreed to allocate to such investors an aggregate of 238,400 Class A Ordinary Shares for the first six months and then 47,680 Class A Ordinary Shares per month for each additional month (the “Promote Shares”) and (ii) the Sponsor has agreed to surrender and forfeit to the Company for no consideration a number of Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) equal to the number of Promote Shares upon closing of the initial business combination if they continue to hold such Non-Redeemed Shares through the Extraordinary General Meeting. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated June 21, 2024 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2024, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Second Extension Amendment”), to extend the date by which the Company has to consummate a business combination from July 23, 2024 to the Extended Date, which became effective upon the approval by the Company’s shareholders thereof. A copy of the Second Extension Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 28, 2024, the Company held the Extraordinary General Meeting. On June 10, 2024, the record date for the Extraordinary General Meeting, there were 3,910,370 Class A Ordinary Shares and 6,477,845 Class B Ordinary Shares entitled to be voted at the Extraordinary General Meeting. At the Extraordinary General Meeting, 1,660,494 Class A Ordinary Shares and 6,467,845 Class B Ordinary Shares, voting together as a class, or 78.25% of the shares entitled to vote at the Extraordinary General Meeting were represented in person or by proxy.

Second Extension Amendment

The shareholders approved the Second Extension Amendment to extend the date by which the Company has to consummate a business combination from July 23, 2024 to the Extended Date. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,484,724	643,615	0	0

Item 8.01.	Other Events.

In connection with the votes to approve the proposal above, the holders of 2,287,870 Class A Ordinary Shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.89 per share, for an aggregate redemption amount of approximately $24.9 million, leaving approximately $17.7 million in the trust account.

In connection with the implementation of the Second Extension Amendment, the Sponsor and PFTA 1 LP, the former sponsor, are expected to convert an aggregate of 6,322,845 Class B Ordinary Shares into 6,322,845 Class A Ordinary Shares (the “Class B Conversion”). The Class B Conversion is expected to be effected prior to the redemption of the public shares in connection with the implementation of the Second Extension Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Perception Capital Corp. III.
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on June 21, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perception Capital Corp. III

By:	/s/ Rick Gaenzle
	Name:	Rick Gaenzle
	Title:	Chief Executive Officer

Date: July 5, 2024

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